UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2006

SVB FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA	95054-1191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

At a special meeting on June 29, 2006, the Compensation Committee of the Board of Directors of SVB Financial Group (the “Company”) approved, among other things, the amendment and restatement of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”).

The amended and restated 2006 Plan includes, among other things, the following amendments:

(1)                                  The requirement that awards of restricted stock, restricted stock units, performance units and performance shares will not vest more rapidly than one-third (1/3rd) of the total number of shares subject to an award each year from the date of grant, unless the plan administrator determines that the award is to vest upon the achievement of performance criteria and the period for measuring such performance covers at least twelve (12) months.

(2)                                  Limiting the authority of the plan administrator to accelerate the vesting periods of awards of restricted stock, restricted stock units, performance units or performance shares to cases of a Change in Control (as defined in the 2006 Plan) of the Company or the termination of the participant’s service due to death, disability or retirement.

A copy of the amended and restated 2006 Plan is attached hereto as Exhibit 99.1 and incorporated by reference in its entirety herein.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

99.1 Amended and Restated 2006 Equity Incentive Plan

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July [5], 2006	SVB FINANCIAL GROUP

	By:	/s/ JOHN JENKINS-STARK
	Name:	John Jenkins-Stark
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Amended and Restated 2006 Equity Incentive Plan